UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2016

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way

Indianapolis, IN 46278

(Address of principal executive offices, including zip code)

(317) 872-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 9, 2016, Interactive Intelligence Group, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”). As of the close of business on the record date for the meeting, which was September 30, 2016, there were 22,326,212 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock was entitled to one vote per share. Shareholders owning a total of 19,594,577 shares of common stock voted at the Special Meeting, representing approximately 87.76% of the shares of common stock outstanding as of the record date for the Special Meeting. The voting results were as follows:

1.
Proposal to approve the Agreement and Plan of Merger, dated as of August 30, 2016 (the “merger agreement”), by and among the Company, Genesys Telecommunications Laboratories, Inc., Giant Merger Sub Inc. and, solely for the purposes of Section 5.16 of the merger agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC and Greeneden U.S. Holdings II, LLC, pursuant to which Giant Merger Sub Inc. will be merged with and into the Company (the “merger”) (the “Merger Agreement Proposal”). The Merger Agreement Proposal was approved, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,559,365	7,892	27,320	—

2.
Proposal to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (the “Compensation Proposal”). The Compensation Proposal was approved, as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
19,147,472	413,344	33,761	—

3.
Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the merger agreement or in the absence of a quorum (the “Adjournment Proposal”). Because a quorum was present at the Special Meeting and holders of a majority of the shares of common stock outstanding at the close of business on the record date for the Special Meeting and entitled to vote on the Merger Agreement Proposal voted “FOR” the Merger Agreement Proposal, the vote on the Adjournment Proposal was not called.

Each proposal is described in detail in the Company’s definitive proxy statement, dated October 3, 2016, which was filed with the Securities and Exchange Commission on October 4, 2016, and first mailed to the Company’s shareholders on or about October 5, 2016. The merger contemplated by the merger agreement is expected to close in early December 2016, subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the timing of the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the remaining conditions to the closing of the merger may not be satisfied; (2) the merger may involve unexpected costs, liabilities or delays; (3) the Company’s business or stock price may suffer as a result of uncertainty surrounding the merger; (4) the outcome of any future legal proceedings related to the merger; (5) the Company may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (8) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (9) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of the Company’s filings with the SEC; and (10) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc.
(Registrant)

Date: November 9, 2016	By:	/s/ Ashley A. Vukovits
Ashley A. Vukovits Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer